Exhibit 5.3
Holland & Knight
701 Brickell Avenue, Suite 3000 Miami, FL 33131 T 305.374.8500 F 305.789.7799
Holland & Knight LLP www.hklaw.com
March 11, 2011
Diamond Resorts Corporation
10600 West Charleston Boulevard
Las Vegas, Nevada 89135

Re:	Diamond Resorts Corporation (the “Issuer”) $425,000,000 12% Senior Secured Notes due 2018
Ladies and Gentlemen:
We have acted as special Florida counsel to Diamond Resorts International Club, Inc., a Florida corporation (“DRC”) and MMG Development Corp., a Florida corporation (“MMG”) (DRC and MMG, collectively, the “Guarantor Entities”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Issuer and its guarantor subsidiaries listed in the Registration Statement, including the Guarantor Entities, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed public offering of up to $425,000,000 aggregate principal amount of the Issuer’s 12% Senior Secured Exchange Notes due 2018 (the “Exchange Notes”) in exchange for up to $425,000,000 aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2018, and the related guarantees of payment included in Article X of that certain Indenture (defined below) by the Guarantors (the “Guarantee”). The Exchange Notes and the Guarantee will be issued under an Indenture dated as of August 13, 2010 (the “Indenture”) among the Issuer, Diamond Resorts Parent, LLC, a Nevada limited liability company, Diamond Resorts Holdings, LLC, a Nevada limited liability company, the other guarantors named therein, including the Guarantor Entities, and Wells Fargo Bank, National Association, as Trustee and Collateral Agent.
Capitalized terms used but not defined herein have the respective meanings given to such terms in the Indenture.
In rendering this Opinion, we have examined the originals or certified, conformed or reproduced copies of the following documents:
1.	the Registration Statement;

2.	the Indenture and the Guarantees contained therein; and

3.	the Certificate of an officer of each Guarantor Entity (the “Officer’s Certificate”).
The documents listed above in items 1 through 3 are collectively referred to herein as the “Documents”.

We have examined the original or certified copies of those corporate and other records of the Guarantor Entities and certificates of public officials and those matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. The following certificates, by-laws and other organizational documents of the Guarantor Entities are sometimes referred to herein collectively as the “Organizational Documents”: (1) the Articles of Incorporation of DRC filed on April 17, 1998; (2) the Articles of Amendment to the Articles of Incorporation of DRC filed on October 19, 2007; (3) the certificate of active status of DRC issued by the State of Florida Department of State on March 1, 2011; (4) the Articles of Incorporation of MMG filed on August 23, 1994; and (5) the certificate of active status of MMG issued by the State of Florida Department of State on March 1, 2011. As to questions of fact material to this opinion, we have, when relevant facts were not independently established by us, relied upon the representations and warranties of the Guarantor Entities contained in the Documents.
For purposes of this Opinion, we have assumed (a) the capacity of all natural persons, the genuineness of all signatures, the due authorization (other than by the Guarantor Entities), execution, and delivery by the parties thereto of all Documents referenced herein, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies, (b) that the Guarantor Entities have obtained all required licenses and permits to operate their respective businesses, and that all such licenses and permits are in full force and effect, (c) that the Organizational Documents of the Guarantor Entities are correct and complete, have not been further amended, and are in full force and effect as of the date hereof, and (d) that all representations and warranties of the Guarantor Entities set forth in the Documents are true and correct in all material respects as of the date hereof.
Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that:
1.	The Guarantor Entities are validly existing and their status is active as corporations under the laws of the State of Florida. Each Guarantor Entity has (i) all necessary corporate power and authority to execute and deliver and perform its obligations under each of the Documents to which it is a party and to perform its obligations thereunder, (ii) full corporate power to own, lease, and operate its property and transact its business, and (iii) authorized the execution, delivery and performance of the Documents to which it is a party by all necessary corporate action.

2.	The execution and delivery by each Guarantor Entity of the Documents to which it is a party, the performance by it of its obligations thereunder and the grant by it of security interests pursuant to the Documents do not violate (a) the Organizational Documents of such Guarantor Entity, or (b) any law, rule or regulation of the State of Florida that we, in the exercise of customary professional diligence, would reasonably recognize as being directly applicable to the Guarantor Entities or the Transaction, or generally applicable to transactions similar to the Transaction, or (c) to our actual knowledge, without inquiry or investigation, any judgment, order or decree of any Florida court that is binding upon the Guarantor Entity.

This Opinion is subject to the following limitations, qualifications, exceptions, confirmations and exclusions:
1.	We express no opinion as to the effect of, or compliance with, any laws, rules, regulations or policies (collectively referred to herein as “Regulatory Matters”) related to (i) taxation, (ii) land use, (iii) zoning, (iv) the environment, (v) health and safety (e.g., OSHA), (vi) building codes, (vii) human disabilities, (viii) transportation, (ix) communication, (x) banking, (xi) securities, including state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments, (xii) Federal Reserve Board margin regulations, (xiii) labor matters, or pension and employee benefits (e.g., ERISA), (xiv) antitrust and unfair competition, (xv) filing and notice requirements (e.g., Hart-Scott-Rodino and Exon-Florio), other than requirements applicable to charter-related documents such as a certificate of merger, (xvi) compliance with fiduciary duty requirements, (xvii) statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions, (xviii) fraudulent transfers and fraudulent conveyances, (xix) patent, copyright and trademark, and other intellectual property matters, (xx) racketeering laws and regulations (e.g. RICO) and (xxi) national security and local emergency.

2.	Nothing herein shall be deemed an opinion as to whether the Guarantor Entities have all necessary licenses, permits and approvals to conduct their respective businesses.

3.	Any reference herein to our “knowledge” (or similar reference) means to the actual knowledge of attorneys of this firm who have devoted substantive attention to this Opinion and the Transaction and not the knowledge of employees of this firm or the knowledge of other partners who may have represented any of the clients identified herein or their affiliates in any matters other than the Transaction. Further, the knowledge of the attorneys of this firm who have devoted substantive attention to this Opinion and the Transaction does not include constructive notice of matters or information contained in any public records not otherwise specifically identified herein.
We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. This Opinion has been rendered solely for your benefit and your successors and assigns as well as your counsel, Katten Muchin Rosenman LLP, in connection with the Transaction and may not be relied upon for any other purpose without our prior written consent, and is rendered solely as of the date hereof and no responsibility is undertaken for any future changes or development in any statutes, regulations, judicial decisions or other law.

Very truly yours,
/s/ Holland & Knight LLP
HOLLAND & KNIGHT LLP

March 11, 2010
Diamond Resorts Corporation
10600 West Charleston Boulevard
Las Vegas, Nevada 89135

Re:	Diamond Resorts Corporation (“Issuer”) — $425,000,000 12% Senior Secured Notes due 2018; Washington special local counsel opinion on behalf of Mazatlan Development, Inc.
Ladies and Gentlemen:
     We have acted as special Washington counsel to Mazatlan Development, Inc., a Washington corporation, (the “Guarantor Entity”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Issuer and its guarantor subsidiaries listed in the Registration Statement, including the Guarantor Entity, with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, (the “Securities Act”) relating to the proposed offering of up to $425,000,000 aggregate principal amount of the Issuer’s 12% Senior Secured Exchange Notes due 2018 (the “Exchange Notes”) in exchange for up to $425,000,000 aggregate principal amount of the Issuer’s 12% Senior Secured Exchange Notes due 2018, and the related guarantee of payment included in Article X of that certain Indenture (defined below) by the Guarantors (the “Guarantees”). The Exchange Notes and the Guarantees will be issued under an Indenture dated as of August 13, 2010 (the “Indenture”) among the Issuer, Diamond Resorts Parent, LLC, a Nevada limited liability company (“Parent”), Diamond Resorts Holdings, LLC, a Nevada limited liability company, the other guarantors named therein, including the Guarantor Entity, and Wells Fargo Bank, National Association, as Trustee and Collateral Agent (“Trustee”).
     This opinion letter (the “Opinion”) is being rendered at your request and with the consent of the Guarantor Entity for purposes of the transaction described in the Indenture (the “Transaction”). Our participation in the Transaction has been limited to acting as special Washington counsel to the Guarantor Entity in connection with this Opinion.
     Capitalized terms used but not defined herein have the meanings given or referenced in the Indenture.

     In rendering this Opinion, we have examined the originals or certified, conformed or reproduced copies of the following documents:
     1. the Registration Statement;
     2. the Indenture and Guarantees contained therein; and
     3. the Certificate of an officer of the Guarantor Entity (the “Officer’s Certificate”) certifying, among other things, that the Guarantor Entity’s Articles of Incorporation and Bylaws are true, correct and complete and are in full force and effect on the date of the Officer’s Certificate.
     We have also examined such documents, instruments, and matters of law as we have deemed appropriate, including:
     A. The Certificate of Existence as to the current status of Mazatlan received from the Washington Secretary of State and dated March 1, 2011;
     B. The Articles of Incorporation of Mazatlan, as amended and restated, certified by the Washington Secretary of State as of May 7, 2010; and
     C. The Amended and Restated Bylaws of Mazatlan adopted October 16, 1992.
     The documents listed above in items 1 and 2, inclusive, are collectively referred to herein as the “Transaction Documents.” The documents listed above in items A through C, inclusive, are collectively referred to herein as the “Organizational Documents.” The Transaction Documents and the Organizational Documents are sometimes collectively referred to herein as the “Documents.” We have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in any of the Documents.
     This opinion letter is based as to matters of law solely on such internal law of the State of Washington and laws of the United States of America (“Federal Law”) that, in each case in our experience, is normally applicable both to entities that are not engaged in regulated business activities and to transactions of the type contemplated by the Transaction Documents and to the parties thereto, without our having made any special investigation concerning any other law, rule, or regulation and which are not the subject of a specific opinion herein referring expressly to a particular law or laws (“Applicable Law”).
     For purposes of this Opinion, we have assumed (a) the capacity of all natural persons, the genuineness of all signatures, the due authorization, execution, and delivery by the parties (other than the Guarantor Entity) thereto of all documents referenced herein, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies; (b) that the Guarantor Entity has obtained all required licenses and permits to operate their respective businesses, and that all such licenses and permits are in full force and effect; and (c) that all statements of fact in the Officer’s Certificate of the Guarantor Entity that has been delivered to us and expressly permit our reliance thereon, copies of which have been delivered to you, are true, complete, and not misleading and that all statements and assumptions of fact set forth therein remain true and valid as of the date hereof. Based on such assumptions, we have generally relied, without independent investigation on our part, on the accuracy and completeness of such statements, representations, and warranties as to factual matters and on the agreements and covenants made by the parties in the Transaction Documents. Furthermore, none of the factual matters dealt with in the Officer’s Certificate has been independently established or verified by us.
     Based on the foregoing and such other qualifications and limitations as are set forth herein, we are of the opinion that:
     1. The Guarantor Entity is a corporation validly existing and in good standing under the laws of the State of Washington. The Guarantor Entity has all necessary corporate power and authority (a) to execute and deliver and to perform its obligations under each of the Transaction Documents to which it is a party and (b) to own, lease and operate its property and transact its customary business.
     2. The execution and delivery by the Guarantor Entity of the Transaction Documents to which it is a party and the performance of its obligations thereunder do not violate (a) the Organizational Documents of the Guarantor Entity, (b) Applicable Law or (c) to our actual knowledge, without further inquiry or investigation, any judgment, order or decree of any Washington court that is binding upon the Guarantor Entity.
     This Opinion is subject to the following limitations, qualifications, exceptions, confirmations and exclusions:
     1. We express no opinion as to the effect of, or compliance with, any laws, rules, regulations or policies related to (a) taxation, (b) land use, (c) zoning, (d) the environment, (e) health and safety (e.g., OSHA), (f) building codes, (g) human disabilities, (h) transportation, (i) communication, (j) banking, (k) securities, including state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments, (l) Federal Reserve Board margin regulations, (m) labor matters, or pension and employee benefits (e.g., ERISA), (n) antitrust and unfair competition, (o) filing and notice requirements (e.g., Hart-Scott-Rodino and Exon-Florio), other than requirements applicable to charter-related documents such as a certificate of merger, (p) compliance with fiduciary duty requirements, (q) statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions, (r) fraudulent transfers and fraudulent conveyances, (s) patent, copyright and trademark, and other intellectual property matters, (t) racketeering laws and regulations (e.g. RICO) and (u) national security and local emergency.
     2. Nothing herein shall be deemed an opinion as to whether the Guarantor Entity has all necessary licenses and permits to conduct its business.

     Any reference herein to our “knowledge” (or similar reference) means to the actual knowledge of only those attorneys currently with this firm who have participated in this Opinion and the Transaction. Further, the knowledge of such attorneys does not include constructive notice of matters or information contained in any public records not otherwise specifically identified herein.
     This Opinion is solely for the benefit of and may be relied upon only by you and your counsel, Katten Muchen Rosenman LLP, in connection with the Transaction and may not be relied upon by any other person or for any other purpose or reproduced or filed publicly by any person without the written consent of this firm. Notwithstanding the foregoing, we consent to the filing of this Opinion as an exhibit to the Registration Statement. This Opinion (i) is limited solely to the matters expressly set forth herein, and no opinion should be inferred as to any matter not expressly covered herein, and (ii) is rendered solely as of the date hereof, and no responsibility is undertaken, and we specifically disclaim any undertaking, to advise you or any other person of any future changes or development in any statutes, regulations, judicial decisions of law or fact occurring after the date of this Opinion.

Sincerely,
/s/ Holland & Knight LLP
HOLLAND & KNIGHT LLP